                                                                    EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to Registration Statement No. 333-60248 of AGL Capital Corporation and AGL Resources Inc. on Form S-3 of our reports dated October 25, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of AGL Resources Inc. for the year ended September 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
May 9, 2001